Exhibit 10.7

Ivy Holding Corp.

2017 Stock Option Plan

As of April 22, 2020

(Plan originally approved March 29, 2017)

Ivy Holding Corp.

2017 Stock Option Plan

ARTICLE 1

PURPOSE

1.1	Purpose of this Plan

The purpose of this Plan is to assist the Company in attracting, retaining and motivating key employees of the Company and its subsidiaries by granting to them options to purchase Class B Shares of the Company.

ARTICLE 2

INTERPRETATION

2.1	Definitions

When used herein, unless the context otherwise requires, the following terms have the following meanings, respectively:

“Affiliate” of any particular Person means (i) any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise, and (ii) if such Person is a partnership (including limited partnership) or limited liability company, any partner or member thereof.

“Board” means the board of directors of the Company.

“Cause” shall mean, in the case of an Eligible Participant who has a written employment or service agreement with the Company or a parent entity or subsidiary in effect at the time of his termination of employment or service, the definition of “Cause” set forth in such employment or service agreement, or, in the absence of such an agreement (or such definition in such agreement), a finding by the Plan Administrator in its sole discretion of one or more of the following with respect to the Eligible Participant: (i) a willful act of dishonesty by such Eligible Participant in connection with such Eligible Participant’s responsibilities as an employee of the Company (or any of its subsidiaries) and that results in damage to the Company; (ii) such Eligible Participant’s commission of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (iii) such Eligible Participant’s gross misconduct committed in the performance of such Eligible Participant’s services as an employee of the Company (or any of its subsidiaries) or member of the Board, (iv) such Eligible Participant’s willful unauthorized use or disclosure of any proprietary information or trade secrets of the Company (or any of its subsidiaries) or any other party to whom such Eligible Participant owes an obligation of nondisclosure as a result of such Eligible Participant’s relationship with the Company (or any of its subsidiaries); or (v) such Eligible Participant’s willful breach of any material obligations under any written agreement or covenant with the Company (or any of its subsidiaries).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” has the meaning set forth in Section 3.2.

“Common Shares” means, collectively, shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Shares”), and the Company’s Class B common stock, par value $0.01 per share (the “Class B Shares”).

“Company” means Ivy Holding Corp., a Delaware corporation.

“Date of Grant” means, for any Option, the date specified by the Plan Administrator at the time it grants the Option (provided, however, that such date shall not be prior to the date the Plan Administrator acts to grant the Option) or, if no such date is specified, the date upon which the Option was granted.

“Disabled” or “Disability” means, unless the Option Grant provides otherwise, the Company or a parent entity or subsidiary having cause to terminate an Eligible Participant’s employment or service on account of “disability,” as defined in any then-existing written employment or service agreement between Eligible Participant and the Company or a parent entity or subsidiary or, in the absence of such an agreement (or such definition in such agreement), a condition entitling Eligible Participant to receive benefits under a long-term disability plan of the Company or parent entity or subsidiary, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which Eligible Participant was employed or served when such disability commenced, as determined by the Plan Administrator based upon medical evidence acceptable to it.

“Eligible Participant” means each current employee, director or consultant of the Company or any of its subsidiaries.

“Exercise Notice” means a notice in writing, in the form set out in Exhibit B, signed by an Optionee and stating the Optionee’s intention to exercise a particular Option.

“Exercise Period” means the period of time during which an Option granted under this Plan may be exercised in accordance with this Plan.

“Exercise Price” means the price at which an Option Share may be purchased pursuant to the exercise of an Option.

“Fair Market Value” shall have the meaning ascribed to such term in the Shareholders Agreement.

“Initial Public Offering” means a sale of the Company’s Equity Securities (as defined in the Shareholders Agreement) in a public offering pursuant to an effective registration statement under the Securities Act filed with the United States Securities and Exchange Commission.

“Option” means a right to purchase Class B Shares under this Plan.

“Optionee” means an Eligible Participant who has been granted one or more Options.

“Option Grant” means a signed, written agreement by the Company, in the form attached as Exhibit A, subject to any amendments or additions thereto as may, in the discretion of the Plan Administrator, be necessary or advisable, evidencing the terms and conditions on which an Option has been granted under this Plan.

“Option Shares” means the Class B Shares that will be issued by the Company upon the exercise of outstanding Options.

“Parent” means Ivy Parent Holdings, LLC, a Delaware corporation and parent of the Company.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Plan” means this 2017 Stock Option Plan as set out herein and as amended from time to time in accordance with the provisions hereof.

“Plan Administrator” means the Board or, if the administration of this Plan has been delegated by the Board to the Committee pursuant to Section 3.2, the Committee.

“Sale of the Company” means either (i) the sale, lease, license, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, as determined in good faith by the Board or (ii) a transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, reorganization, amalgamation, sale of Equity Securities (as defined in the Shareholders Agreement) or otherwise) the result of which is that the holders of either Parent and/or the Company’s outstanding voting securities immediately prior to such transaction or series of related transactions are (after giving effect to such transaction or series of related transactions) no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended), directly or indirectly through one or more intermediaries, of a majority of the voting power of the outstanding voting securities of either Parent and/or the Company. Notwithstanding the foregoing, no such transaction or series of related transactions (including by way of merger, consolidation, recapitalization, reorganization, sale of Equity Securities or otherwise) in connection with a public offering shall be deemed a Sale of the Company.

“Sale of the Company Price” means the Fair Market Value of one Class B Share (as of the date the Sale of the Company is determined to have occurred) implied by the Sale of the Company as the Plan Administrator may determine.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Shareholders Agreement” means the Shareholders Agreement dated February 1, 2017, between the Company and its shareholders, as the same may be amended or restated from time to time.

“Termination Date” means, the date that an Optionee’s employment, directorship (or equivalent role), or consultancy with the Company or any of its subsidiaries is terminated (whether such termination occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice), and “Termination Date” specifically does not mean the date on which any period of reasonable notice that the Company or its subsidiaries (as the case may be) may be required at law to provide to the Optionee expires.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law) or the acts thereof or an offer or agreement to do the foregoing. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings. For the avoidance of doubt, a Transfer of any interest in an entity (other than Parent or the MDP Funds (as defined in the Shareholders Agreement)) that directly or indirectly holds Options and/or Option Shares shall be deemed a Transfer of Options and/or Option Shares for purposes of this Agreement.

2.2	Interpretation

(a)	This Plan is created under and is to be governed, construed and administered in accordance with the laws of the State of Delaware.

(b)

Whenever the Plan Administrator is to exercise discretion in the administration of the terms and conditions of this Plan, the term “discretion” means the sole and absolute discretion of the Plan Administrator.

(c)	As used herein, the terms “Article”, “Section” and “Exhibit” mean and refer to the specified Article, Section and Exhibit of this Plan, respectively.

(d)	Where the word “including” or “includes” is used in this Plan, it means “including (or includes) without limitation”.

(e)	Words importing the singular include the plural and vice versa and words importing any gender include any other gender.

(f)	Unless otherwise specified, all references to money amounts are to United States currency.

ARTICLE 3

PLAN ADMINISTRATION

3.1	Plan Administration

This Plan will be administered by the Plan Administrator and the Plan Administrator has sole and complete authority, in its discretion, to:

(a)	determine the individuals and entities to whom Options may be granted pursuant to the terms of this Plan;

(b)	grant Options in such amounts and, subject to the provisions of this Plan, on such terms and conditions as it determines including:

(i)	the time or times at which Options may be granted;

(ii)	the Exercise Price at which Option Shares subject to each Option may be purchased;

(iii)	the time or times when each Option becomes exercisable and, subject to Section 4.3, the duration of the Exercise Period;

(iv)

whether restrictions or limitations are to be imposed on the Option Shares granted hereunder (at the time of grant) and the nature of such restrictions or limitations, if any (subject, in each case, to the requirement set forth in Section 4.10);

(v)	any acceleration of exercisability or waiver of termination regarding any Option, based on such factors as the Plan Administrator may determine; and

(vi)	to cancel, amend, adjust or otherwise change any Option under such circumstances as the Plan Administrator may consider appropriate in accordance with the provisions of this Plan;

(c)	interpret this Plan and adopt, amend, prescribe and rescind administrative guidelines and other rules and regulations relating to this Plan; and

(d)	make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan.

The Plan Administrator’s determinations and actions within its authority under this Plan are conclusive and binding on the Company and all other persons.

3.2	Delegation of Plan Administration

(a)	The initial Plan Administrator shall be the Board.

(b)

To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee of the Board (the “Committee”) all or any of the powers conferred on the Plan Administrator pursuant to this Plan. In such event, the Committee will exercise the powers delegated to it by the Board in the manner and on the terms authorized by the Board. Any decision made or action taken by the Committee arising out of or in connection with the administration or interpretation of this Plan in this context is final and conclusive.

(c)	The day-to-day administration of this Plan may be delegated to such officers and employees of the Company or any of its subsidiaries as the Plan Administrator determines.

3.3	Eligibility

All Eligible Participants are eligible to participate in this Plan, subject to Section 4.7(e). Eligibility to participate does not confer upon any Eligible Participant any right to be granted Options pursuant to this Plan. Granting Options to any Eligible Participant does not confer upon any Eligible Participant the right to be granted any additional Options at any time. The extent to which any Eligible Participant is entitled to be granted Options pursuant to this Plan will be determined in the sole discretion of the Plan Administrator.

3.4	Total Class B Shares Subject to Options

(a)

The aggregate number of Class B Shares that may be issued pursuant to the exercise of Options, shall be 1,025,000 Class B Shares. No Option may be granted if such grant would have the effect of causing the total number of Class B Shares subject to Options to exceed the above-noted total number of Class B Shares reserved for issuance pursuant to the exercise of Options.

(b)

To the extent Options terminate for any reason prior to exercise in full or are cancelled, the Class B Shares subject to such Options shall be added back to the number of Class B Shares reserved for issuance under this Plan and such Class B Shares will again become available for grant under this Plan.

3.5	Option Grants

Each grant of Options under this Plan will be evidenced by an Option Grant. Such Option Grants will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan and any other provisions that the Plan Administrator may direct. The Board of Directors shall authorize and empower any director or officer of the Company to execute and deliver, for and on behalf of the Company, an Option Grant to each Optionee.

3.6	Non-Transferability

Subject to Section 4.6 and the rules and policies of any stock exchange on which the Common Shares are listed, if applicable, and applicable law, Options granted under this Plan may only be exercised during the lifetime of the Optionee by such Optionee personally or by such Optionee’s estate pursuant to Section 4.6(a) after such Optionee’s death. Except to the extent permitted by the Plan Administrator, no assignment or Transfer of Options, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Options whatsoever in any assignee or transferee and immediately upon any assignment or Transfer, or any attempt to make the same, such Options will terminate and be of no further force or effect.

ARTICLE 4

GRANT OF OPTIONS

4.1	Grant of Options

The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant Options to any Eligible Participant.

4.2	Exercise Price

The Exercise Price per Option Share purchasable under an Option shall be the Fair Market Value of one Class B Share on the Date of Grant.

4.3	Term of Options

Subject to any accelerated termination as set forth in this Plan, each Option, unless otherwise specified by the Plan Administrator, expires on the 10th anniversary of the date hereof (the “Expiry Date”).

4.4	Exercise Period

(a)	Each Option shall only vest and become exercisable in accordance with the terms of the applicable Option Grant pursuant to which it is vested.

(b)

Once an Option becomes vested, it shall remain vested and shall be exercisable until expiration or termination of the Option, unless otherwise specified by the Plan Administrator. Each Option may be exercised at any time or from time to time, in whole or in part, for up to the total number of Option Shares with respect to which it is then vested and exercisable. The Plan Administrator has the right to accelerate the date upon which any Option becomes vested and exercisable.

(c)	Subject to the provisions of this Plan and any Option Grant, Options shall be exercised by means of a fully completed Exercise Notice delivered to the Company.

4.5	Payment of Exercise Price

Unless otherwise specified in the applicable Option Grant by the Plan Administrator at the time of granting an Option, the Exercise Notice must be accompanied by payment in full of the purchase price for the Option Shares to be purchased. The Exercise Price must be fully paid in cash, or by certified check, bank draft or money order payable to the Company or by such other means as might be specified from time to time by the Plan Administrator. No Class B Shares will be issued or transferred until full payment therefor has been received by the Company. Until the occurrence of a Sale of the Company or Initial Public Offering, any certificate or certificates representing the required Class B Shares shall be held by the Company on behalf of the Optionee, with the Company’s corporate records pursuant to the terms of the Shareholders Agreement.

4.6	Death or Disability of Optionee

Subject to Section 4.8 or unless otherwise specified in the Option Grant by the Plan Administrator at the time of granting an Option, if an Optionee dies or becomes Disabled while an employee of the Company or any of its subsidiaries:

(a)

the executor or administrator of the Optionee’s estate or the Optionee, as the case may be, may exercise any Options of the Optionee to the extent that the Options have vested as at the date of such death or Disability and the right to exercise such Options terminates on the earlier of: (i) the date on which the Exercise Period of the particular Option expires; or (ii) the date that is one (1) year after the Optionee’s death or Disability; and

(b)	any Options held by the Optionee that have not vested as at the date of death or Disability immediately expire and are cancelled without consideration on such date.

4.7	Termination of Employment or Services

Subject to Section 4.8 or unless otherwise specified in the Option Grant by the Plan Administrator at the time of granting an Option:

(a)	Where an Optionee’s employment or term of service with the Company or any of its subsidiaries ceases by reason of the Optionee’s death or Disability, then the provisions of Section 4.6 will apply.

(b)

Where an Optionee’s employment, services or directorship (or equivalent role) is terminated by the Company or any of its subsidiaries without Cause (whether such termination occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice), or where an Optionee’s employment, services or directorship (or equivalent role) is terminated by voluntary resignation by the Optionee, then any Options held by the Optionee that have vested as at the Termination Date continue to be exercisable by the Optionee until the earlier of: (i) the date on which the Exercise Period of the particular Option expires; or (ii) the date that is ninety (90) days after the Termination Date. Any Options held by the Optionee that have not vested as at the Termination Date immediately expire and are cancelled without consideration on the Termination Date.

(c)

Where (i) an Optionee’s employment, services, or directorship (or equivalent role) terminates by reason of termination by the Company or any of its subsidiaries for Cause; or (ii) an Optionee commits a breach of the Optionee’s Restrictive Covenant Agreement with the Company, then any Options held by the Optionee, whether or not they have vested as at the Termination Date or breach date (as applicable), immediately expire and are cancelled without consideration on the Termination Date or breach date (as applicable).

(d)

An Optionee’s eligibility to receive further grants of Options under this Plan ceases as of the date that the Company or any of its subsidiaries, as the case may be, provides the Optionee with written notification that the Optionee’s employment, term of office, consulting or director agreement or arrangement, as the case may be, is terminated, notwithstanding that such date may be prior to the Termination Date.

(e)

Notwithstanding Section 4.7(b) or 4.7(d), unless the Plan Administrator, in its discretion, otherwise determines, at any time and from time to time, Options are not affected by a change of employment within or among the Company or any of its subsidiaries for so long as such Optionee continues to be an employee, consultant or director of the Company or any of its subsidiaries.

4.8	Discretion to Permit Exercise

Notwithstanding the provisions of Sections 4.6 and 4.7, the Plan Administrator may, in its discretion, at any time prior to or following the events contemplated in such sections, permit the exercise of any or all Options held by the Optionee in the manner and on the terms authorized by the Plan Administrator, provided that the Plan Administrator will not, in any case, authorize the exercise of an Option pursuant to this Section 4.8 beyond the expiration of the Exercise Period of the particular Option.

4.9	Sale of the Company

Notwithstanding anything else in this Plan or any Option Grant, the Plan Administrator may, in connection with a Sale of the Company and at its sole option and without the consent of any Optionee:

(a)

take such steps as are necessary or desirable to cause the conversion or exchange of any outstanding Options into or for options, rights or other securities of substantially equivalent value (or greater value), as determined by the Plan Administrator in its discretion, in any entity participating in or resulting from such Sale of the Company;

(b)

accelerate the vesting of any or all outstanding Options to provide that such outstanding Options shall be fully vested and exercisable contemporaneously with the completion of the transaction resulting in the Sale of the Company provided that the Plan Administrator shall not, in any case, authorize the exercise of Options pursuant to this section beyond the Expiry Date of the Options. If any of such Options are not exercised contemporaneously with completion of the transaction resulting in the Sale of the Company, such unexercised Options shall terminate and expire upon the completion of the transaction resulting in the Sale of the Company. If, for any reason, the transaction that would result in the Sale of the Company is not completed, any acceleration of the vesting of the Options shall be retracted and vesting shall instead revert to the manner provided in Section 4.4 and in the applicable Option Grant;

(c)

determine that any or all outstanding Options will be purchased or cancelled by the Company or any of its subsidiaries at the Sale of the Company Price less the applicable Exercise Price for the Option Shares available to be purchased under such Options. The Option Shares available to be purchased under the outstanding Options may only be purchased by the Company or any of its subsidiaries, as described above, if the Sale of the Company Price is higher than the Exercise Price for such Option Shares, and the Company may cancel without consideration any Options where the applicable Exercise Price for the Options Shares available to be purchased under such Options is greater than the Sale of the Company Price; and/or

(d)

cancel any or all unvested Options and/or Options for which the Sale of the Company Price is equal to or less than the applicable Exercise Price for the Option Shares available to be purchased under such Options, in each case, for no consideration if determined by the Plan Administrator that such cancellation is in the best interests of the Company.

Notwithstanding the foregoing, any escrow, holdback, earnout or similar provisions in the definitive documents relating to the consummation of such Sale of the Company may apply to any payment to the holders of the Options or Option Shares to the same extent and in the same manner as such provisions apply to the holders of Common Shares. In addition, in connection with the consummation of any Sale of the Company, Eligible Participants will be required to execute at the request of the Company or its subsidiaries or Affiliates or any of their collective successors any definitive transaction documents, option cancellation agreements, transaction support agreements, equityholders agreements, indemnification and/or contribution agreements, and any other consents, waivers, instruments, releases and other documents substantially in the same form executed by Parent or Parent’s Affiliates or equityholders. Each Eligible Participant shall take all necessary or desirable actions (in such Eligible Participant’s capacity as a director, service provider, holder of Options or Option Shares, or otherwise) reasonably requested by Parent and/or the Company in connection with the consummation of any Sale of the Company

4.10	Shareholders Agreement

Each Optionee must, as a condition to exercising an Option, sign and deliver a counterpart and acknowledgment to the Shareholders Agreement and any other agreement that the Company requires a holder of Common Shares to sign (to the extent that such agreements exist and such Optionee is not already a party to such agreements), in form and substance satisfactory to the Company. Each Optionee acknowledges that the Shareholders Agreement restricts Transfers of Common Shares, and includes a repurchase right in favor of the Company and Parent in the event of the termination of the Optionee’s employment, directorship (or equivalent role) or provision of services with the Company or any of its subsidiaries.

4.11	Conditions of Exercise

Each Optionee will, when requested by the Company, sign and deliver all such documents relating to the granting or exercise of Options which the Company deems necessary or desirable.

ARTICLE 5

SHARE CAPITAL ADJUSTMENTS

5.1	General

The existence of any Options does not affect in any way the right or power of the Company or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Company’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Company, to create or issue any bonds, debentures, Class B Shares or other securities of the Company or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this section would have an adverse effect on this Plan or any Option granted hereunder, but only to the extent such actions are permitted under Section 409A of the Code.

5.2	Reorganization of Company’s Capital

Should the Company effect a subdivision or consolidation of Common Shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Company that, in the opinion of the Plan Administrator in good faith, would warrant the replacement or amendment of any existing Options in order to adjust: (a) the number of Class B Shares that may be acquired on the exercise of any outstanding Options; and/or (b) the Exercise Price of any outstanding Options in order to preserve proportionately the rights and obligations of the Optionees, the Plan Administrator may authorize such steps to be taken as may be equitable and appropriate to that end, but only to the extent such actions are permitted under Section 409A of the Code.

5.3	Other Events Affecting the Company

In the event of an amalgamation, combination, merger or other reorganization involving the Company by exchange of Common Shares, by sale or lease of assets or otherwise, that, in the opinion of the Plan Administrator, warrants the replacement or amendment of any existing Options in order to adjust: (a) the number of Class B Shares that may be acquired on the exercise of any outstanding Options; or (b) the Exercise Price of any outstanding Options in order to preserve proportionately the rights and obligations of the Optionees, the Plan Administrator will authorize such steps to be taken as may be equitable and appropriate to that end, but only to the extent such actions are permitted under Section 409A of the Code.

5.4	Immediate Exercise of Awards

Where the Plan Administrator determines that the steps provided in Sections 5.2 and 5.3 would not preserve proportionately the rights and obligations of the Optionees in the circumstances or otherwise determines that it is appropriate, the Plan Administrator may permit the immediate exercise of any outstanding Options that are not otherwise exercisable, but only to the extent such actions are permitted under Section 409A of the Code.

5.5	Issue by Company of Additional Shares

Except as expressly provided in this Article 5, neither the issue by the Company of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to: (a) the number of Class B Shares that may be acquired on the exercise of any outstanding Options; or (b) the Exercise Price of any outstanding Options.

5.6	Conditions of Exercise

The Plan and each Option are subject to the requirement that if at any time the Plan Administrator determines that the listing, registration or qualification of the Class B Shares subject to such Option upon any securities exchange or under any provincial, state or federal law, or the consent or approval of any governmental body, securities exchange or of the holders of the Class B Shares generally, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of Class B Shares thereunder, no such Option may be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Plan Administrator. The Optionees shall, to the extent applicable, cooperate with the Company in relation to such listing, registration, qualification, consent or other approval and shall have no claim or cause of action against the Company or any of its officers or directors as a result of any failure by the Company to obtain or to take any steps to obtain any such registration, qualification or approval.

5.7	Affiliate Equity Interests

The Company may determine, in its sole discretion prior to an Optionee’s exercise of an Option, that the Optionee shall, upon exercise of an Option, exchange or transfer the Class B Shares such Optionee receives on exercise of the Option for equity interests in Parent or another Affiliate of the Company of equivalent value to the Class B Shares underlying the Options and may require the Optionee to enter into a subscription or transfer agreement and an LLC Agreement or Shareholders Agreement to reflect such transfer or exercise. In an Option Grant evidencing the grant of an Option, the Company may require the Optionee to consent to execute a power of attorney or similar document providing for the exchange or transfer of the Class B Shares received by the Optionee on the exercise of the Option pursuant to this Section 5.7 and the execution and delivery of any relevant documents.

ARTICLE 6

MISCELLANEOUS PROVISIONS

6.1	Legal Requirement

The Company is not obligated to grant any Options, issue any Class B Shares or other securities, make any payments or take any other action if, in the opinion of the Plan Administrator, in its sole discretion, such action would constitute a violation by an Optionee or the Company of any provision of any applicable statutory or regulatory enactment of any government or government agency.

6.2	Optionee’s Entitlement

Except as otherwise provided in this Plan, Options previously granted under this Plan, whether or not then exercisable, are not affected by any change in the relationship between, or ownership of, the Company or its subsidiaries.

6.3	Withholding Taxes

The exercise of each Option granted under this Plan is subject to the condition that if at any time the Company determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is required under applicable law in respect of such exercise, such exercise is not effective unless such withholding has been effected to the satisfaction of the Company. In such circumstances, the Company may require that an Optionee pay to the Company, in addition to and in the same manner as the Exercise Price, such amount as the Company is obliged to remit to the relevant taxing authority in respect of the exercise of the Option. Any such additional payment is due no later than the date as of which any amount with respect to the Option exercised first becomes includable in the gross income of the Optionee for tax purposes.

6.4	Rights of Participant/Optionee

No Eligible Participant has any claim or right to be granted an Option (including an Option granted in substitution for any Option that has expired pursuant to the terms of this Plan), and the granting of any Option is not to be construed as giving an Optionee a right to remain in the employ of the Company or any of its subsidiaries or a right to be granted additional Options. No Optionee has any rights as a shareholder of the Company in respect of Class B Shares issuable on the exercise of rights to acquire Class B Shares under any Option until the allotment and issuance to the Optionee of certificates representing such Class B Shares, to the extent certificated, or the books and records of the Company are updated to reflect this issuance of shares to the extent that the Company does not certificate Class B Shares.

6.5	Termination

The Board may terminate this Plan at any time without shareholder or Optionee approval. Notwithstanding the foregoing, subject to the discretion of the Plan Administrator, the termination of this Plan shall have no adverse effect on outstanding Options, which shall continue in effect in accordance with their terms and conditions and the terms and conditions of this Plan.

6.6	Indemnification

Every member of the board of directors of the Company (each, a “Director”) will at all times be indemnified and saved harmless by the Company from and against all costs, charges and expenses whatsoever including any income tax liability arising from any such indemnification, that such Director may sustain or incur by reason of any action, suit or proceeding, taken or threatened against the Director, other than by the Company, for or in respect of any act done or omitted by the Director in respect of this Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgement rendered therein.

6.7	Participation in this Plan

The participation of any Optionee in this Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Optionee any rights or privileges other than those rights and privileges expressly provided in this Plan. In particular, participation in this Plan does not constitute a condition of employment or service nor a commitment on the part of the Company to ensure the continued employment or service of any Eligible Participant or Optionee. The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Class B Shares. The Company does not assume responsibility for the personal income or other tax consequences for the Optionees and they are advised to consult with their own tax advisors.

6.8	Amendments

Subject to the rules and policies of any stock exchange on which the Class B Shares are listed, if applicable, the Board may, without notice, at any time or from time to time, amend this Plan or any provisions hereof in such respects as it, in its sole discretion, determines appropriate.

6.9	Corporate Action

Nothing contained in this Plan or in an Option shall be construed so as to prevent the Company from taking corporate action which is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Option, including, with respect to an Option previously granted, any adjustments to the Exercise Price, Exercise Period or number of Option Shares, provided that any such adjustment is required by any securities exchange or applicable securities laws.

6.10	Notices

Any notice provided for in this Plan or under an Option Grant must be in writing and must be either personally delivered, mailed by first class mail postage prepaid and return receipt requested or sent by reputable overnight courier service (charges prepaid), or faxed, to the recipient at the addresses set forth below:

To the Company:

Ivy Holding Corp.

c/o Madison Dearborn Partners, LLC

Three First National Plaza

70 W. Madison, Suite 4600

Chicago, IL 60602

Attention:         [**********]

Facsimile No.: [**********]

Email:              [**********]

with copies (which shall not constitute notice) to:

Madison Dearborn Partners, LLC

Three First National Plaza

Suite 4600

Chicago, IL 60602

Attention:        [**********]

Facsimile No.: [**********]

Email:              [**********]

and

Intermedia.net, Inc.

100 Mathilda Place, Suite 600

Sunnyvale, CA 94086

Attention:        [**********]

Email:              [**********]

and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention:        [**********]

Facsimile No.: [**********]

Email:              [**********]

To any Optionee:

To the latest address of the Optionee on file with the Company.

Any notice under this Plan or under an Option Grant shall be deemed to have been given when personally delivered, one Business Day after being sent by reputable overnight courier service, five days after deposit in the U.S. mail or at such time as it is transmitted via facsimile, with receipt confirmed.

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EXHIBIT B

STOCK OPTION PLAN EXERCISE NOTICE FORM

I,                 , hereby exercise the option to purchase                  shares of Class B common stock (each, a “Class B Share”) in the capital of Ivy Holding Corp. (the “Company”) at a purchase price of $        per Class B Share. This Exercise Notice is delivered in respect of the option to purchase                 Class B Shares of the Company that was granted to me on                , 20__ pursuant to the Option Grant entered into between the Company and me. In connection with the foregoing, I enclose cash, a certified check, bank draft or money order payable to the Company in the amount of $                 as full payment for the Class B Shares to be received upon exercise of the Option.

By:

Date	Optionee Name: